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Transaction Schedule
From 01/24/01 to 02/07/01

                                              Exec.
Date        Acct ID     Trans    Qty          Price
--------    -------     -----    -------      -------
01-29-01    bcm         sell        26,800    15.1134
01-29-01    bcm         sell         5,200    15.0700
01-31-01    bcm         sell         1,500    15.0400
02-01-01    bcm         sell       100,000    14.8700
02-01-01    baf         sell       502,500    15.0300
02-02-01    baf         sell       510,000    15.0300
02-06-01    bamco       sell     1,370,000    14.5000